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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, except for Note 8 which is as of March 26, 2001, relating to the consolidated financial statements and financial statement schedule of Maxtor Corporation, which appear in Maxtor Corporation's Annual Report on Form 10-K for the year ended December 30, 2000.

PricewaterhouseCoopers LLP

San Jose, California
April 9, 2001